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                                                             Exhibit 99(j)(1)

INDEPENDENT AUDITORS' CONSENT

Atlas Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement No. 33-20318 on Form N-1A (the "Registration Statement") of our report dated February 7, 2003, appearing in the Annual Report of Atlas Assets, Inc. (currently known as Atlas Funds) for the year ended December 31, 2002, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Other Service Providers - Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Oakland, California
December 29, 2003